EXHIBIT 4.7


                        FORM OF MACRO LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is entered into as of ___________, 2006 (the "Effective Date"), by and among MacroMarkets, LLC, a Delaware limited liability company (the "Licensor"), the MACROShares Up Oil Benchmark Holding Trust, a New York trust (the "Up-MACRO Holding Trust") and the MACROShares Down Oil Benchmark Holding Trust, a New York trust (the "Down-MACRO Holding Trust" and, together with the Up-MACRO Holding Trust, each a "Licensee").

         WHEREAS, the Up-MACRO Holding Trust was established pursuant to the Up-MACRO Holding Trust Agreement (as defined herein), pursuant to which the Up-MACRO Holding Trust will issue MACROShares Up Oil $[ ] Holding Shares (the "Up-MACRO Holding Shares") which represent units of undivided beneficial interest in the Up-MACRO Holding Trust;

         WHEREAS, the Down-MACRO Holding Trust was established pursuant to Down-MACRO Holding Trust Agreement (as defined herein), pursuant to which the Down-MACRO Holding Trust will issue MACROShares Down Oil $[ ] Holding Shares (the "Down-MACRO Holding Shares" and together with the Up-MACRO Holding Shares, the "MACRO Holding Shares") which represent units of undivided beneficial interest in the Down-MACRO Holding Trust; and

         WHEREAS, Licensor and Licensees desire to enter into a limited, non-exclusive, non-transferable, fee-based license so as to allow the Licensees to issue MACRO Holding Shares utilizing the MACROs Structure, based on the Licensor's Patented Product (as defined herein), and the Licensor's Marks.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor and the Licensees (each a "Party" and collectively, the "Parties") agree as follows:

1.       DEFINITIONS.

         For the purposes of this Agreement, the following terms have the following meanings:

         (a) "Administrative Agent" means [ ], not in its individual capacity but solely as Administrative Agent under the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement.

         (b) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

         (c)      "Agreement" has the meaning set forth in the preamble.

         (d) "Calculation Agent" means the American Stock Exchange, LLC, not in its individual capacity but solely as Calculation Agent under the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement.

         (e) "Calculation Period" means, with respect to any Distribution Date, the period to and including the last Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The Calculation Period that precedes a particular Distribution Date is referred to herein as being "related" to such Distribution Date.

         (f)      "Confidential Information" has the meaning set forth in
                  Section 10.

         (g) "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         (h) "Distribution Date" has the meaning set forth in the applicable Holding Trust Agreement.

         (i) "Distribution Payment Date" has the meaning set forth in the applicable Holding Trust Agreement.

         (j) "Down-MACRO Asset Amount" has the meaning set forth in the Down-MACRO Holding Trust Agreement.

         (k) "Down-MACRO Holding Shares" has the meaning set forth in the recitals.

         (l) "Down-MACRO Holding Trust" has the meaning set forth in the recitals.

         (m) "Down-MACRO Holding Trust Agreement" means the Trust Agreement, dated as of the date hereof, by and among MACROs Securities Depositor, LLC, the Down-MACRO Holding Trustee, the Administrative and Marketing Agent.

         (n)      "Down-MACRO Holding Trustee" means [                        ],
                  a [               ] [                              ], not in
                  its individual capacity but solely as trustee of the Down-MACRO Holding Trust.

         (o) "Down-MACRO Prospectus" means the prospectus, dated as of [ ], 2006, as may be amended, supplemented or otherwise modified, pursuant to which Down-MACRO Holding Shares will be offered to the public pursuant an effective registration statement with the Securities and Exchange Commission.

         (p)      "Effective Date" has the meaning set forth in the preamble.

         (q)      "Indemnified Party" has the meaning set forth in Section
                  8(d).

         (r)      "Indemnifying Party" has the meaning set forth in Section
                  8(d).

         (s) "Licensed Patents and Information" means any patents and patent applications of the Licensor in the Territory, and any related know-how and trade secrets provided by Licensor to Licensees, that are related to the MACROs Structure, including but not limited to the patent applications as set forth on Schedule I attached hereto.

         (t)      "Licensee" has the meaning set forth in the preamble.

         (u)      "Licensor" has the meaning set forth in the preamble.

         (v) "Licensing Fee" has the meaning set forth in Section 5(a) hereunder.

         (w)      "Losses" has the meaning set forth in Section 8(a) hereunder.

         (x) "MACROs Structure" means any synthetic structured products which transform various economic goods and services, and aggregate economic measures, into interests (the value of which is linked to the performance of a reference index or price) that can be acquired by investors in the form of securities and are based on the Patented Products.

         (y) "MACRO Holding Shares" has the meaning set forth in the recitals.

         (z)      "Mark" shall mean the trade names "MACRO" and "MacroMarkets."

         (aa)     "Party(ies)" has the meaning set forth in the recitals.

         (bb) "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a governmental entity (or any department, agency or political subdivision thereof.

         (cc) "Proceeding" has the meaning set forth in Section 8(c) hereunder.

         (dd) "Prospectus" shall mean either the Up-MACRO Prospectus or the Down-MACRO Prospectus.

         (ee) "Service Providers" means each Licensee's service provider which includes the Trustee, the Administrative Agent, the Calculation Agent and MacroMarkets.

         (ff)     "Territory" means worldwide.

         (gg) "Up-MACRO Asset Amount" has the meaning as defined in the Up-MACRO Holding Trust Agreement.

         (hh) "Up-MACRO Holding Shares" has the meaning set forth in the recitals.

         (ii) "Up-MACRO Holding Trust" has the meaning set forth in the recitals.

         (jj) "Up-MACRO Holding Trust Agreement" means the Trust Agreement, dated as of the date hereof, by and among MACROs Securities Depositor, LLC, the Up-MACRO Holding Trustee, the Administrative and Marketing Agent.

         (kk)     "Up-MACRO Holding Trustee" means [                         ],
                  a [                                           ], not in its
                  individual capacity but solely as trustee of the Up-MACRO Holding Trust.

         (ll) "Up-MACRO Prospectus" means the prospectus, dated as of [ ], 2006, as may be amended, supplemented or otherwise modified, pursuant to which Up-MACRO Holding Shares will be offered to the public pursuant an effective registration statement with the Securities and Exchange Commission.

2.       LICENSES.

         (a) The Licenses. Subject to the terms and conditions of this Agreement, the Licensor hereby grants to each of the Licensees (i) a limited, non-exclusive, non-transferable, fee-based license for the term of this Agreement to use the Licensed Patents and Information solely in connection with each Licensee's activities as an issuer of the Holding Shares that employ the MACROs Structure and (ii) a limited, worldwide (to the extent Licensor has established trade marks rights in the Marks in countries outside of the Unites States), non-exclusive, and non-transferable, fee-based license for the term of this Agreement to use the Marks solely in each Licensee's name and Licensee's Holding Shares' names (collectively the "Licenses"). Each Licensee expressly agrees that the Licensor grants no rights to use the Licensed Patents and Information, the MACROs Structure or the Marks other than those specifically described and expressly granted herein.

         (b) No Right to Sublicense. Each Licensee hereby expressly agrees not to sublicense the Licenses to any Person without the express prior written consent of the Licensor.

         (c) Invalidation of Licensed Products. In the event that all of the patent claims in all of the Licenses have expired, or in the event that all of the patent claims in all remaining unexpired Licenses are finally determined (i.e., after exhaustion of all potential appeals) to be unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction, the Fees payable under Section 5(a) shall automatically be reduced by twenty (20%) percent.

         (d) Marking; Usage Guidelines. Each Licensee shall mark patent rights with respect to any patents licensed hereunder in a manner as reasonably directed by Licensor and/or approved by Licensor in writing in advance, such approval not to be unreasonably withheld. Each Licensee shall include appropriate service mark and trademark notices, including the following written notice in connection with its use of the Licensed Marks (or such other written ownership notice as reasonably requested by Licensor from time to time):
"[insert Mark] are service marks of Macro Markets, LLC and are used under license to Licensee." Each Licensee shall designate the MACRO Structure and the MACRO Holding Shares only through the use of the Marks. Each Licensee shall adhere to Licensor's trademark usage guidelines with respect to the Marks as issued by Licensor from time to time.

         (e) Compliance with Law. Licensee shall comply with all applicable laws and regulations in connection with the creation, development, and marketing of the MACRO Structured Product, including all regulations of the SEC, NASD and any other applicable federal or state regulatory authorities.

         (f) ALL RIGHTS NOT SPECIFICALLY AND EXPRESSLY GRANTED TO THE LICENSEES IN THIS ARTICLE 2 ARE HEREBY RESERVED TO THE LICENSOR.

3.       ACKNOWLEDGMENT OF RIGHTS.

         (a) Property Rights. Each Licensee acknowledges that the Licensed Patents and Information, the MACROs Structure and the Marks are and, under all circumstances shall remain, the sole and exclusive property of the Licensor. All goodwill resulting from usage of the Licenses by the Licensees pursuant to this Agreement shall accrue to the benefit of the Licensor. Performance results of the MACRO Holding Trusts shall be the property of the Licensees as applicable.

         (b) Acknowledgement of Rights. Each Licensee agrees and acknowledges that it will not directly or indirectly: (i) challenge or contest the validity or enforceability of the Licenses; (ii) dispute the validity, enforceability or the Licensor's ownership of the Marks, or initiate or participate in any proceeding of any kind opposing the grant of Marks, or challenging any trademark application in connection with the Marks; (iii) apply to register or otherwise obtain registration of (A) the Licenses, or (B) the Marks or any variation thereon or derivative thereof with any trademark, business or domain name registrar; or (iv) assist any other Person to do any of the foregoing (except if and to the extent required by court order or subpoena).

         (c) Maintaining the Licenses. Each Licensee shall, at the Licensor's expense, fully cooperate with and assist the Licensor in the maintenance of any patent, trademark, or other applications and shall execute or obtain execution of any documents that the Licensor shall reasonably request in connection therewith, including but not limited to any assignment of invention rights.

         (d) Any violation of Section 3(b) will constitute a material breach of this Agreement.

4.       TERM.

         (a) Term. The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until the expiration or termination of both the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement, unless earlier terminated pursuant to the terms of this Agreement (the "Term").

         (b) Termination. On expiration of this Agreement, the Licensee shall immediately cease from all use of the Licenses and inventions or works based on or derivative thereof; and shall immediately deliver all materials bearing or made in connection with the Licenses including without limitation all inventions or works based on or derivative thereof, to Licensor at the address set forth in the notice section below, or destroy them, at the option of Licensor.

5.       FEES

         (a) Payment of Fees. On each Distribution Payment Date, each Licensee will pay to the Licensor, as payment in full for the Licenses granted hereunder, a fee equal to, for each day during each Calculation Period, the Up-MACRO Asset Amount or the Down-MACRO Asset Amount as applicable, as of the preceding day, multiplied by an annual fee rate of 0.40% and divided by 365 or 366 depending on the number of days in the current year (the "Licensing Fee").

         (b) Auditing Rights. The Licensor shall have the right, in each calendar year, at its own expense and upon due notice to Licensees, to have an accountant audit during normal business hours and at Licensees' designated place of business, the books and records of each licensee, which relate to the asset amount of the Licensees, in order to verify the daily Asset Amount of the Licensees based on which the Licensing Fess are paid. In the event that the any discrepancies are found the Licensee shall each be jointly and severally responsible to pay to Licensor promptly any amount due and unpaid. To the extent that the amount due and unpaid has been found to exceed 5% of the amount that should have been paid during the preceding year from the auditing day, the Licensees shall each be jointly and severally responsible to pay the amount due promptly together with a penalty interest rate in the amount of [ ]% per month.

6.       ENFORCEMENT.

         (a) Each Licensee shall promptly (i) notify the Licensor of any potential or actual infringement by a third party of any of the Licensed Patents and Information or Marks of which such Licensee becomes aware, and (ii) provide to the Licensor all evidence of such infringement in that Licensee's possession, custody or control. Licensor shall have the sole right, but not the obligation, to initiate any legal action at its own expense against such infringement and to recover damages and enforce any injunction granted as a result of any judgment in the Licensor's favor. The Licensor shall have sole control over any such action, including, without limitation, the sole right to settle and compromise such action. In the event of a dispute between the Licensor and any third party regarding the infringement, validity or enforceability of the Licensed Patents and Information or Marks, each Licensee agrees, at the Licensor's reasonable expense, to do all things reasonably requested by Licensor to assist Licensor in connection with such dispute.

         (b) Any Licensee's delay, of more than thirty (30) days, in performing its obligations pursuant to Section 6(a) hereof will constitute a material breach of this Agreement.

7.       REPRESENTATIONS AND WARRANTIES.

         (a) Each Party hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation, Bylaws or any other organizational document of such Party or of any agreement, contract, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.

         (b) Licensor represents and warrants that it owns and/or has the right to license to each of the Licensees the Licenses in the United States and that to its actual knowledge, the Licenses and Licensees' use of the Patents and Information and Marks in accordance with this Agreement will not infringe any copyright, trademark, trade secret or patent right owned by any third party.

         (c) LICENSOR DOES NOT GUARANTEE THE ACCURACY, APPLICATION OR ANY RESULTS OF THE LICENSED PATENTS AND INFORMATION OR THE MACROS STRUCTURE. EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING, LICENSOR DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF LICENSOR TO LICENSEES AND ITS AFFILIATES AND ASSIGNEES UNDER OR RELATING TO THIS AGREEMENT AT ANY TIME EXCEED THE AGGREGATE AMOUNT OF THE FEES RECEIVED BY LICENSOR PURSUANT TO THIS AGREEMENT AND THE TRUST AGREEMENTS PRIOR TO SUCH TIME EXCEPT THAT THIS LIMITATION SHALL NOT BE APPLICABLE TO A CLAIM BY LICENSEE FOR INDEMNIFICATION PURSUANT TO ARTICLE 7.

8.       INDEMNIFICATION.

         (a) Each Party shall defend, indemnify and hold harmless the other Party and such other Party's Affiliates, employees, officers, directors and agents or assignees from and against any liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") arising from any third-party claim or action resulting from or arising in connection with the breach by the Indemnifying Party of any of its representations, warranties, covenants of such indemnifying Party contained in this Agreement.

         (b) Each Licensee shall indemnify, defend and hold harmless the Licensor, Affiliates, employees, officers, directors, and agents or assignees from and against any Losses resulting or arising from any claim (whether such claim arises under tort, breach of express or implied contract, or otherwise) by any person arising from the offering of the MACRO Holding Shares.

         (c) If any action, suit, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") is brought or asserted against a Party for which indemnification is sought under this Agreement, the Party seeking indemnification (the "Indemnified Party") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the Party obligated to provide such indemnification (the "Indemnifying Party") of such Proceeding. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party's ability to obtain indemnification from the Indemnifying Party except to the extent such failure adversely affects the Indemnifying Party's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in such Proceeding at its own expense. Provided no conflict of interest exists as specified in clause (ii) below and there are no other defenses available to the Indemnified Party as specified in clause (iv) below, the Indemnifying Party, to the extent that it shall so desire, shall be entitled to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, in which case all reasonable attorney's fees and expenses shall be borne by the Indemnifying Party (except as specified below) and the Indemnifying Party shall in good faith defend the Indemnified Party. After receiving written notice from the Indemnifying Party of its election to assume the defense of the Proceeding, the Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be borne entirely by the Indemnified Party unless (i) the Indemnifying Party expressly agrees in writing to pay such fees and expenses,
(ii) there is such a conflict of interest between the Indemnifying Party and the Indemnified Party as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both Parties simultaneously, (iii) the Indemnifying Party fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnified Party or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party or (iv) there are legal defenses available to the Indemnified Party that are different from or are in addition to those available to the Indemnifying Party. In each of cases (i) through
(iv), the fees and expenses of counsel shall be borne by the Indemnifying Party. No compromise or settlement of such Proceeding may be effected by either Party without the other Party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other Party and (n) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. Neither Party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnifying Party shall have no obligation to indemnify and hold harmless the Indemnified Party from any loss, expense or liability incurred by the Indemnified Party as a result of a default judgment entered against the Indemnified Party unless such judgment was entered after the Indemnifying Party agreed, in writing, to assume the defense of such Proceeding.

9.       LIMITATION OF LIABILITY.

         EXCEPT FOR EACH PARTY'S OBLIGATION TO INDEMNIFY THE OTHER PARTY FOR THIRD PARTY LOSSES PURSUANT TO ARTICLE 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, HOWSOEVER CAUSED, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.      CONFIDENTIALITY

         Except as provided below, all information concerning the Licenses, and all other business, financial, marketing and product information disclosed to the other Party orally or in writing is deemed confidential, restricted and proprietary to the disclosing Party (the "Confidential Information"). Each Party agrees to use the Confidential Information received from the other Party only for the purpose of this Agreement. The Confidential Information disclosed or supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Party must provide the same degree of care to avoid disclosure or unauthorized use of the Confidential Information as it accords to protect its own similar proprietary information, but in no event less than reasonable care under the circumstances. All Confidential Information must be retained by the receiving Party in a secure place with access limited to only such of its employees, consultants, subcontractors, suppliers or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing Party has consented to by prior written approval and only when such persons have agreed in writing to be bound by the terms of this Agreement or who have entered into a non-disclosure agreement with Licensee at least as restrictive as those contained in this Agreement. All Confidential Information, unless otherwise specified in writing (x) remains the property of the disclosing Party, (y) must be used by the receiving Party only for the purpose for which it was intended, and (z) including all copies thereof, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon expiration or termination of this Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that the Confidential Information not returned to the disclosing Party has been destroyed. The obligation of confidentiality set forth in this Section 10 shall survive expiration of this Agreement for a period of three (3) years. Licensee shall vigorously enforce its rights as against any employee, consultant, subcontractor, supplier or agent or other third parties to whom Confidential Information has been provided and who breaches, or threatens or attempts to breach, its obligations of confidentiality and non-use as set forth in this Section 10. For the purpose hereof, the Confidential Information shall not include information, to the extent evidenced by reasonable documentation, that:

         (i) is published or is otherwise in the public domain through no fault of the receiving Party at the time of any claimed unauthorized disclosure or use by the receiving Party;

         (ii) prior to disclosure pursuant to this Agreement, is properly within the legitimate possession of the receiving Party;

         (iii) subsequent to disclosure pursuant to this Agreement, is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

         (iv) is obligated to be produced under order of a court or other similar requirement, rule or regulation of any governmental authorities, so long as the Party required to disclose the information provides the disclosing Party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality or limiting the scope of disclosure; or

         (v) the disclosing Party agrees in writing that the information disclosed is free of such restrictions.

         The Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this Section 10.

11.      ASSIGNMENT.

         (a) Licensor may assign or otherwise transfer (whether by operation of law or otherwise) any right or obligation hereunder without the prior written consent of the Licensees, provided, a due notice is given to each of the Licensees.

         (b) Each Licensee may not assign or otherwise transfer (whether by operation of law, change of control or otherwise) any right or obligation under this Agreement without the prior written consent of Licensor.

         (c) This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns. Any attempted assignment or other transfer of rights under this Agreement in violation of this Section 11(b) will be void.

12.      MISCELLANEOUS PROVISIONS.

         (a) GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction (except that questions affecting the construction and effect of any patent or trademark will be determined by the law of the country in which the patent was granted). Each Party agrees that any legal action, proceeding, controversy or claim between the Parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or, if that Court lacks or declines to exercise subject matter jurisdiction, in the Supreme Court of the State of New York in and for New York County, and by execution of this Agreement each Party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each Party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the Parties arising out of or relating to this Agreement.

         (b) EXCLUSIVE JURISDICTION AND VENUE. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the state or federal courts located in New York County, New York. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum.

         (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Parties as to its subject matter and supercedes all prior agreements, negotiations, representations, and promises between them with respect to its subject matter.

         (d) SEVERABILITY. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the Parties' intent.

         (e) SURVIVAL. Notwithstanding anything to the contrary in this Agreement, in the event that the Licensees have been offered to the public, sections 3, 5, 6, 7(c), 8, 9, 10, 11 and 12 shall survive termination of this agreement.

         (f) RELATIONSHIP OF THE PARTIES. Each Party is an independent contractor of the other Party. Nothing in this Agreement creates a partnership, joint venture or agency relationship between the Parties.

         (g) NOTICES. A notice under this Agreement is not sufficient unless it is: (i) in writing; (ii) addressed using the contact information listed below for the Party to which the notice is being given (or using updated contact information which that Party has specified by written notice in accordance with this Article); and (iii) sent by hand delivery, facsimile transmission, registered or certified mail (return receipt requested), or reputable express delivery service with tracking capabilities (such as Federal Express).

         (h) FORCE MAJEURE. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted, or prevented by reason of any act of God, fire, natural disaster, governmental regulations, or other causes arising out of terrorism or a state of national emergency or war ("Force Majeure Event"); provided that such Party gives the other Party written notice thereof promptly and, in any event, within thirty (30) days of discovery thereof and uses its best efforts to cure the delay. In the event that any Force Majeure Event prevents either Party from carrying out its obligations under this Agreement for a period of more than thirty (30) days, the other Party may terminate this Agreement upon an additional thirty (30) days' written notice.


CONTACT INFORMATION FOR THE LICENSOR:

         MacroMarkets, LLC:
         14 Main Street
         Madison, NJ 07940
         Attention:  Samuel Masucci, III
         Telephone:  (800) 767-4796
         Facsimile:   (  )

CONTACT INFORMATION FOR THE LICENSEES:

         If to the Up-MACRO Holding Trust:

         MACROShares Up Oil Benchmark Holding Trust
         c/o [                         ]
         [                         ]
         [                         ]
         Attention: [                         ]
         Telephone: [                         ]
         Facsimile: [                         ]

         If to the Down-MACRO Holding Trust:

         MACROShares Down Oil Benchmark Holding Trust
         c/o [                         ]
         [                         ]
         [                         ]
         Attention: [              ]
         Telephone: [              ]
         Facsimile: [              ]

         (i) AMENDMENTS. This Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of both Parties.

         (j) WAIVERS. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.

         (k) COUNTERPARTS. The Parties may execute this Agreement by signing separate copies of the signature page. A facsimile copy of the signature page will have the same effect as the original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                       MACROMARKETS, LLC,
                                       as Licensor


                                       By:    ______________________________

                                       Name:  ______________________________

                                       Title: ______________________________



                                       MACROSHARES UP OIL BENCHMARK HOLDING
                                       TRUST, as Licensee

                                       By:  [                         ],
                                       not in its individual capacity but solely
                                       as trustee of the MACROShares Up Oil
                                       Benchmark Holding Trust


                                       By:     _____________________________

                                       Name:   _____________________________

                                       Title:  _____________________________



                                       MACROSHARES DOWN OIL BENCHMARK HOLDING
                                       TRUST, as Licensee

                                       By:  [                         ],
                                       not in its individual capacity but solely
                                       as trustee of the MACROShares Down Oil
                                       Benchmark Holding Trust


                                       By:    _____________________________

                                       Name:  _____________________________

                                       Title: _____________________________




                     [SIGNATURE PAGE TO LICENSE AGREEMENT]


                                                                                                SCHEDULE I

                                             Patented Products
                                              Granted Patents
                                              ---------------

--------------------------------------------- ------------------------------------ ---------------------------
                   Title                             Country                        Patent Number
                                                                                      Issue Date
--------------------------------------------- ------------------------------------ ---------------------------

PROXY ASSET DATA PROCESSOR                    United States of America             5987435
                                                                                   16-Nov-1999
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Singapore                            72456
                                                                                   30-Apr-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    United States of America             6513020B1
                                                                                   28-Jan-2003
--------------------------------------------- ------------------------------------ ---------------------------

                                              Pending Patents
                                              ---------------

--------------------------------------------- ------------------------------------ ---------------------------
                   Title                             Country                        Patent Number
                                                                                     Issue Date
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Patent Cooperation Treaty            PC/US98/22224
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    European Patent Convention           98952389.9
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Brazil                               P198131702
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Canada                               2308279
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Hong Kong                            01104416.7
                                                                                   26-Jun-2001
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Israel                               135829
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 India                                1551CHENP2003
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Japan                                JP2000-519380
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      United States of America             09/567,901
                                                                                   10-May-2000
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 United States of America             10/087,339
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Patent Cooperation Treaty            PC/US02/06328
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      United Arab Emirates                 340/2002
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Australia                            2001261834
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Brazil                               PI0110752-6
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Canada                               2408539
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      China (People's Republic)            01812637.5
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      European Patent Convention           01935772.2
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Israel                               152729
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      India                                INPC200201871
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Japan                                2001-583442
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Mexico                               Paa2002011114
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Norway                               20025364
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      New Zealand                          522575
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Russian Federation                   2002133433
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Singapore                            200206835-1
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Russian Federation                   2003129533
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 European Patent Convention           02709752.6
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Australia                            2002244221
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Canada                               2443278
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 New Zealand                          528555
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Hong Kong                            04101764.8
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Israel                               162738
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
SELF HEDGING MULTI-LAYERED INVESTMENT         United States of America             60/691,397
SYSTEM AND METHOD USING INTERNAL                                                   17-Jun-2005
CONTRACTUAL RELATIONSHIPS
--------------------------------------------- ------------------------------------ ---------------------------
